UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Athira Pharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Maximizing Long-Term Value for All Shareholders April 2022 A D VA N C I N G N E W TH E R A P I E S FOR N E U R ON A L H E A LTH

Disclaimer This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding fosgonimeton as a potential treatment for Alzheimer’s disease, Parkinson’s disease dementia, Dementia with Lewy bodies, and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives and the timing thereof, including the timing of the ACT-AD and LIFT-AD clinical trials and the timing of the Phase 2 clinical trial of fosgonimeton for treatment of Parkinson’s disease dementia; interactions with regulators and the timing thereof, including anticipated timing of IND or equivalent submissions; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates; the anticipated reporting of data; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of a contested election at Athira’s annual meeting; the preliminary data for Athira’s fosgonimeton product candidate from the Phase 1a/b trials will not continue or persist in current or planned clinical trials; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of fosgonimeton and other product candidates may occur; future potential regulatory milestones of fosgonimeton and other product candidates, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines and results of operations, including impact on Athira’s clinical trial sites and contractors who act for or on Athira’s behalf, may be more severe and more prolonged than currently anticipated; the regulatory process for Athira product candidates; the outcome of legal proceedings that have been or may in the future be instituted against us and certain of our directors and officers; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; the impact of competition; while P300 latency is a functional measure that is highly correlated with cognition, Athira may not successfully establish a connection between these P300 latency results and improved cognition; regulatory agencies may be delayed in reviewing, commenting on or approving any of Athira’s clinical development plans as a result of the COVID-19 pandemic, which could further delay development timelines; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. © Athira Pharma, Inc. All Rights Reserved. 2

Table of Contents Executive Summary 4 An Introduction to Athira 6 Achieving Target Milestones and Executing with Strength for the Future 16 Highly Qualified Board with Experience Athira Needs for Pivotal Chapter 27 Kayne’s Campaign Not in the Best Interest of All Shareholders 32 © Athira Pharma, Inc. All Rights Reserved. 3

Executive Summary

Executive Summary

Successfully executing strategic drug development priorities for Alzheimer's Disease and other dementias with large patient populations that have significant unmet need and market potential	• Poised to report topline results from Phase 2 ACT-AD study by end of 2Q22 • Expect to complete enrollment for expanded LIFT-AD Phase 3 study by 3Q22, with larger sample size enhancing potential for single pivotal clinical study • Dosed first patient in SHAPE Phase 2 clinical trial of fosgonimeton in Parkinson's disease dementia and Dementia with Lewy bodies in January 2022; positive results from this proof-of-concept trial would strengthen the potential pan dementia utility of fosgonimeton and increase confidence in the mode of action • Launched Phase 1 clinical trial for ATH-1020 • Successful execution reflected in stock price performance – from the day of public announcement that Dr. Kawas resigned and Dr. Litton was appointed CEO (October 21, 2021) through the day that Athira filed its preliminary proxy statement publicly disclosing Mr. Kayne's director nominations (March 25, 2022), our stock price increased by ~32%, while the SPDR S&P Biotech ETF (XBI) index decreased by ~28% over the same period
Strong management team led by CEO Mark Litton with deep industry, R&D and commercialization expertise to drive future shareholder value	• CEO Mark Litton, PhD, MBA has 25+ years experience in the biopharma industry, including C-suite roles at 3 publicly traded companies – Previously served as President and COO of Alpine Immune Sciences. Prior to Alpine, spent 14 years at Alder Biopharmaceuticals, where he was co-founder and Chief Business Officer directly responsible for raising ~$1B in equity capital and led negotiations for numerous corporate alliances with biotech and pharmaceutical companies prior to its sale to Lundbeck for ~$2B • COO Rachel Lenington, MBA has 20+ years of strategic and operational leadership experience in drug development, commercialization and launch • Chief Medical Officer Hans Moebius, MD, PhD, ECPM, FAAN is an internationally recognized expert in neuropsychiatry, with 30+ years of experience in drug R&D and regulatory strategy, and has led several CNS projects to successful approval, including Namenda, the second leading AD therapy worldwide • CFO Glenna Mileson has 25+ years of financial and business management experience at biopharmaceutical and other companies
The right board with diverse and curated skillsets to oversee Athira's growth during pivotal chapter	• Highly qualified, experienced board with the right skills for Athira: clinical development, regulatory approval, commercialization, finance & financial planning, capital allocation, BD, legal & risk management and investment management • Record of systematically and thoughtfully adding experience and expertise, including 2 new independent directors YTD in 2022 and 3 in the past year
Mr. Kayne's self-serving campaign is misguided and detrimental to the interests of all shareholders	• Mr. Kayne has rebuffed multiple attempts by our board to constructively engage in order to avoid a costly, unnecessary proxy contest • Mr. Kayne has pushed an agenda to appoint himself to the board and terminate our CEO, and also have us resume a relationship with our former CEO, Dr. Kawas • Messrs. Kayne and Bickerstaff are generalists; they do not add to the skills that are already well represented on the board

This proxy contest is a needless distraction at a time when Athira should be focused on delivering the results of the Phase 2 ACT-AD study

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 5

An Introduction to Athira

OUR MISSION To restore lives by advancing bold therapies for neuronal health, thoughtfully and urgently

Company Overview • We are a late clinical-stage biopharmaceutical company developing small molecules to advance new therapies for a broad range of neurological diseases with significant unmet need Expected Key • We have a deep understanding of the multifactorial and complex pathologies associated with Near Term neurodegeneration Catalysts • We are familiar with the regulatory approval process for the treatment of Alzheimer’s disease (AD), and know what it takes to earn approval and for successful commercialization • Our lead program, fosgonimeton (ATH-1017), is based on strong science using a novel approach Topline data by to leverage a naturally occurring repair mechanism end of 2Q22 • Large patient populations with significant unmet need and market potential: • Compelling data in mild-to-moderate Alzheimer’s patients suggesting improved neuronal connectivity Enrollment complete LPI 3Q22 • Opportunities to expand into additional indications including Parkinson’s Disease Dementia Topline data 1H23 (PDD) and Dementia with Lewy Bodies (DLB) • Founded in 2011 and headquartered in Bothell, WA © Athira Pharma, Inc. All Rights Reserved. 8

Athira Has Significantly Outperformed the Biotech Index and Neurodegeneration Peers Since Dr. Litton Was Appointed CEO Since IPO Last One-Year Since Dr. Litton Appointed CEO 160% 100% 80% 140% 80% 60% 120% 60% 100% 40% 32.3% 80% 40% 20% 60% 20% 40% 0% 20% 0% 11.0% 0% (20%) (20%) (27.1%) (27.6%) (22.7%) (29.6%) (20%) (25.1%) (32.6%) (40%) (40%) (40.9%) (40%) (60%) (60%) (60%) Sep-2020 Mar-2021 Sep-2021 Mar-2022 Mar-2021 Jul-2021 Nov-2021 Mar-2022 Oct-2021 Dec-2021 Jan-2022 Mar-2022 Athira Pharma SPDR S&P Biotech ETF (XBI) Neurodegeneration Peers Source: Market data as of 25-Mar-2022, the day that Athira filed its preliminary proxy statement publicly disclosing Mr. Kayne’s director nominations. Note: Charts reflect total shareholder return. Athira’s IPO occurred on 18-Sep-2020 and chart reflects the return relative to its IPO price of $17 per share. Dr. Litton’s appointment was publicly announced on 21-Oct-2021. Neurodegeneration Peers reflects average performance among AC Immune, Alector, Biogen, Cortexyme, Denali and Prothena. © Athira Pharma, Inc. All Rights Reserved. 9

Investment Highlights Late-stage program fosgonimeton (ATH-1017) designed to Our novel small enhance Hepatocyte Growth Factor (HGF) and its receptor, molecule compounds are MET designed to act on a • Well established HGF/MET pathway is critical to normal brain function and is compromised naturally occurring in Alzheimer’s disease (AD) and other neurological diseases mechanism to repair and restore neuronal health • Topline data for Phase 2 ACT-AD clinical trial expected by end of 2Q22 • Phase 3 LIFT-AD clinical trial expected to complete enrollment in 3Q22 with topline data Potentially pivotal program in expected in 1H23 Alzheimer’s with a growing pipeline • Compelling Phase 1 data in AD demonstrated statistically significant improvement addressing neurodegenerative (p=0.027) of ERP P300 latency, an objective measure of working memory processing speed and neuropsychiatric indications • Cognitive improvement in Alzheimer’s disease is a multi-billion dollar market opportunity Strong balance sheet Leadership team with significant to support clinical programs CNS product development and through key inflection points approval experience © Athira Pharma, Inc. All Rights Reserved. 10

Therapeutic Potential Across a Broad Range of Clinical Applications

Program	Indication		PRECLINICAL: Discovery and Development	CLINICAL: Phase 1	CLINICAL: Phase 2	CLINICAL: Phase 3	Status and Anticipated Upcoming Milestones
Fosgonimeton (subcutaneous)	Alzheimer's Disease	LIFT-AD	Phase 3 Clinical Trial → Open-Label Extension				LIFT-AD enrollment complete 3Q22; topline data 1H23
		ACT-AD	Phase 2 Clinical Trial → Open-Label Extension				ACT-AD topline data by end of 2Q22
	Parkinson's Disease Dementia and Dementia with Lewy Bodies	SHAPE TRIAL	Phase 2 Clinical Trial				SHAPE first patient dosed 1Q22
ATH-1020 (oral)	Neuropsychiatric Indications		Phase 1 Clinical Trial				First subject dosed 1Q22
ATH-1019 (oral)	Peripheral Indications						Ongoing IND-enabling studies

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 11

Alzheimer's Disease Has Significant Market Potential

35 million
People living with Alzheimer's dementia today[1]

Multi-Billion $ Market
Despite generic entries

Only One
New product (Aduhelm™) launched since 2003

Over 100 million globally by 2050
~900,000 new patients diagnosed annually in the US alone[1,2]

6.2 million treatment eligible patients in the US in 2021 based on prevalence data
Growing at 3% per year[2,3]

Mild to Moderate comprises 81% of all patients with Alzheimer's Disease
78.5% of these patients receive Rx therapies[3,4]

Significant opportunity for fosgonimeton
Market research suggests favorable reaction and receptivity to fosgonimeton base case target product profile as a potential first-line therapy to improve cognition[5]

[1] https://www.who.int/news--room/factroom/fact--sheets/detail/dementia.
[2] https://www.alz.org/media/documents/alzheimers-facts-and-figures.pdf.
[3] GlobalData AD prevalence data access and analysis.
[4] https://www.nia.nih.gov/news/half-alzheimers-disease-cases-may-be-mild.
[5] ClearView Healthcare Partners Market Research Analysis.

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 12

Additional Large Market Potential in Parkinson's Disease and Lewy Body Dementia

Nearly 1 million
people in the US and more than 10 million people globally are living with Parkinson's disease (PD)[1]

~50%
of PD patients experience dementia symptoms[2,4]

Only One
treatment option for dementia symptoms of PD[1,3]

DLB is the third most common cause of dementia
accounting for 5-15% of all dementia cases globally[2,4]

$51.9B
Economic burden of PD overall in the US, as of 2017[4]

PDD and DLB are both types of Lewy body disorder,
differentiated by onset of dementia symptoms relative to PD diagnosis[3]

TYPES OF LEWY BODY DISORDER

	DLB	PDD
Dx	≤1 year post-Dx	>1 year post-Dx

Significant opportunity for fosgonimeton
Initial market research suggests fosgonimeton base case target product profile has the potential to address an overlooked and underserved PDD and DLB patient population[5]

[1] https://www.parkinson.org/Understanding-Parkinsons.
[2] https://www.alz.org/alzheimers-dementia/what-is-dementia/types-of-dementia.
[3] Galasko, Neurol Clin 2017.
[4] Yang et al, NPJ Parkinsons Dis 2020.
[5] ClearView Healthcare Partners Market Research Analysis.

© Athira Pharma, Inc. All Rights Reserved.
13

Our Novel Approach to Brain Health: Positively Augmenting the HGF/MET System

MET is one of the most stably expressed genes in the adult human brain

Stable MET expression is a signature of the healthy adult brain[1]

Fosgonimeton positively modulates HGF/MET

- Small molecule prodrug that is immediately converted to an active metabolite (Fosgo-AM) in plasma
- Crosses the blood-brain barrier
- Positively modulates HGF/MET
- Administered via subcutaneous injection



Fosgonimeton
Fosgo-AM
Blood-brain Barrier
HGF
MET
NMDA Receptor
Plasma Membrane
P
P
PKC
Neural Network Support
Neuron Health
Neurotransmitter Modulation
Synaptogenesis
Neurogenesis
Neurite outgrowth
Regeneration
Survival
Anti-inflammation
Synaptic current
Synaptic localization
Long-term potentiation

[1] Hawrylycz et al, *Nature Neuroscience* 2015
HGF/MET signaling and downstream effects described in: Desole et al, *Frontiers in Cell and Dev Bio* 2021 Funakoshi and Nakamura, *Current Signal Transduction Therapy* 2011

Athira PHARMA
© Athira Pharma, Inc. All Rights Reserved.
14

Fosgonimeton Has Achieved Early Proof of Concept in Phase 1

N=11
Randomized, Placebo, Fosgonimeton (40 mg) Subcutaneous, Daily, 8 days

ERP OBSERVATIONS

ERP analysis to-date suggests treatment effects on P300 latency in AD subjects

- Gradual decrease in latency over time in the treated group (N=7)
- Short-term, rapid improvements are indicative of neurotransmitter, NMDA receptor modulation
- Lasting effects may be indicative of connectivity and structural improvements



Decrease (blue) = improvement
(ms)
390
379
368
356
345
334
323
311
300
Dementia
Normal

P300 Latency (ms)

Treatment	Day 1			Day 4			Day 8		
	Baseline	Hour 1	Hour 3	Predose	Hour 1	Hour 3	Predose	Hour 1	Hour 3
40 mg Fosgonimeton (n=7)									



Decreased latency on pre-dose recordings (arrows) taken 24 hours after the last dose on the previous day may be indicative of sustained improvement

P300 LATENCY: ACTIVE v PLACEBO TREATED AD SUBJECTS



Placebo
Fosgonimeton
P300 change from baseline (ms)
40
20
0
-20
-40
-60
-80
-100
0
1
2
3
4
5
6
7
8
Treatment day
*



Fosgonimeton
P300 Latency (ms)
0
-20
-40
-60
-80
(73) ms

Significant change from baseline observed on Day 8

Athira PHARMA

Note: P300 data from FZ, CZ, and PZ electrodes. Data plotted as mean +/- SE. *p=0.027 with MMRM.

© Athira Pharma, Inc. All Rights Reserved. 15

Achieving Target Milestones and Executing with Strength for the Future

Athira is Successfully Progressing its Business

Achieving targeted milestones and well-positioned for the future

1 Effective and Experienced Leadership Team

- ☑ Executed against the company's strategic priorities and poised to report topline results from the Phase 2 ACT-AD study by the end of the second quarter of 2022
- ☑ Systematically and thoughtfully added experience and expertise to our board and management team in support of advancing our strategy
- ☑ Experience overseeing both approval and commercialization of novel therapeutics
- ☑ Prudent balance sheet management and strategic allocation of capital

2 Executed on Lead Candidate

- ☑ Initiated an open label extension of our LIFT-AD and ACT-AD trials to allow all eligible patients to receive treatment with fosgonimeton for up to an additional 26 weeks
- ☑ Completed enrollment of 77 patients in our ACT-AD study in October 2021, with topline data expected by the end of 2Q22
- ☑ Targeting full enrollment of the LIFT-AD Phase 3 study for 3Q22, with topline data expected in the first half of 2023. The company opportunistically increased the sample size of the LIFT-AD study to strengthen the statistical power of key co-secondary endpoints and enhance the potential for a single pivotal clinical study
- ☑ Dosed first patient in our SHAPE Phase 2 clinical trial of fosgonimeton in Parkinson's disease dementia and Dementia with Lewy bodies
- ☑ Presented preclinical data that demonstrated that the mechanism of action of the active metabolite of fosgonimeton is through positive modulation of HGF/MET
- ☑ Presented baseline Event Related Potential (ERP) P300 latency data from our ACT-AD study at the AD/PD™ conference that showed that the study patient population enrolled in the Phase 2 trial is representative of the mild-to-moderate AD population and is appropriate to evaluate the effects of fosgonimeton on ERP P300 latency

3 Progressed Pipeline

- ☑ Launched a Phase 1 clinical trial for ATH-1020, our novel, orally available, brain-penetrant small molecule, after receiving U.S. Food and Drug Administration clearance for the Investigational New Drug application in January 2022
- ☑ Presented preclinical data at the American Society for Experimental Neurotherapeutics (ASENT) showing that ATH-1020 demonstrated neuroprotective effects, mitigated depression-like behaviors and rescued mismatch negativity response, a translatable measure of event-related potential that shows consistent and robust deficits in both rodent models and schizophrenia patients

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 17

1 Competitive Strength: Experienced and Proven Management Team

		Experience	Years of Experience	C-suite / Exec. Experience	Clinical Development	CNS Experience
	**Mark Litton** ***President and CEO***	• Has been with Athira since joining as COO in 2019 • Previously served as President and COO of Alpine Immune Sciences • Prior to Alpine, spent 14 years at Alder Biopharmaceuticals, where he was co-founder and CBO directly responsible for raising ~$1B in equity capital and led negotiations for numerous corporate alliances with biotech and pharmaceutical companies prior to its sale to Lundbeck for ~$2B	25+	✓	✓	✓
	**Rachel Lenington** ***COO***	• Extensive strategic and operational leadership experience in drug development, commercialization and launch • Played an instrumental role in the development of, and multiple global approvals and launches for, Prolia®, ADCETRIS®, PADCEV®, and TUKYSA® at Amgen and Seagen • Also drove drug, vaccine and diagnostic development and approvals for neglected diseases at the Bill & Melinda Gates Foundation	20+	✓	✓	✓
	**Hans Moebius** ***CMO***	• Previously co-founded Exciva GmbH and served as its Chief Executive Officer and Chief Medical Officer • Also served as scientific advisory board member and Chief Medical Officer at Rodin Therapeutics • Prior to that, he served as Executive Vice President of Clinical Research at CHASE Pharmaceuticals	30+	✓	✓	✓
	**Glenna Mileson** ***CFO***	• Has broad industry experience with companies of all sizes from small, privately owned businesses to large, publicly traded companies. • Previously served as the Chief Financial Officer for Pregenen, a biotech company developing gene editing and cell signaling technologies	25+	✓		
	**Kevin Church** ***EVP, Research***	• Has been a bench scientist for several small biotechnology companies • Has held several positions at Athira including Senior Research Scientist, Director, and Vice President of Discovery • Expertise in the translational biomarker ERP P300	10+	✓	✓	
	**Mark Worthington** ***General Counsel***	• Has advised private and public life sciences and other companies on a wide range of strategic business and legal matters • Previously practiced corporate and securities law at Summit Law Group where he chaired the corporate/securities practice and served as the co-managing partner	25+	✓		
	**Simon Daggett** ***VP Clinical Operations***	• Brings more than 30 years drug development experience, including 19 years at Allergan • Has considerable global expertise leading all aspects of clinical studies from pre-IND through Phase 3 to approval	30+		✓	
	**Lana Gloukhova** ***M.D, VP Drug Safety and Pharmacovigilance***	• Has a proven track record leading global safety and clinical teams at multinational pharmaceutical companies including CSL Behring, AbbVie, Merck and Schering-Plough	30+		✓	

© Athira Pharma, Inc. All Rights Reserved. 18

1 Competitive Strength: Dr. Litton is the Right Leader for Athira Lifetime of Experience in Biotechnology > Executive Leadership—Chief Operating Officer of Athira from June 2019 to October 2021. President and Chief Operating Officer of Alpine Immune Sciences from August 2018 to April 2019. Chief Business Officer of Alder Biopharma from 2004 to 2018 > Strategic Navigation—At Alder, directly responsible for raising over ~$1B in equity capital and led negotiations for numerous corporate alliances between biotech and pharmaceutical companies until successfully sold to Lundbeck A/S in October 2019 > Clinical Development—At Athira, has overseen progression of ATH-1017 to Phase 3 > Commercialization—Vice President of Business Development for Celltech Group, responsible for securing, commercializing and partnering on numerous novel discoveries and therapeutic programs > Scientific Background—PhD in immunology from Stockholm University, an MBA from Santa Clara University and a BA in Biochemistry and Molecular Biology from UC Santa Cruz > Board Experience—Board Member of Lumen Bioscience since October 2020 Dr. Mark Litton Experienced Executive Commercial Skillset Clinical Background © Athira Pharma, Inc. All Rights Reserved. 19

Competitive Strength: Continued Progression of the Fosgonimeton Phase 2 Trial (ACT-AD)

ActAD

PROOF-OF-CONCEPT TRIAL TO HELP BETTER UNDERSTAND NATURE OF NOVEL INTERVENTION

POPULATION

ACT-AD: N=77 (recruitment complete) mild-to-moderate AD dementia subjects
(55-85 years; CDR 1 and 2; MMSE 14-24 incl.)

Potential Pathways to success:

- Achieves statistical significance on primary endpoint
- Key secondary endpoints trending
- Functions as interim analysis for LIFT-AD without statistical penalty

TREATMENT DURATION

26-week randomized, double-blind treatment, + optional 26-week OLEX

- Fosgonimeton (40 mg)
- Fosgonimeton (70 mg)
- Placebo

Randomization (1:1:1)

ENDPOINTS AND TIMELINE

PRIMARY ENDPOINT

- Change of P300 latency
- Safety

SECONDARY ENDPOINTS

- Cognition: ADAS-Cog11
- Global clinical change: ADCS CGIC - Clinician
- Function: ADCS-ADL23

TIMELINE

- Topline data expected by end of 2Q22

✓ *Successfully completed enrollment in October 2021*

✓ *Topline data expected by end of 2Q22*

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved.
20

Competitive Strength: Key Strategic Decisions to Conduct and Increase Fosgonimeton Phase 3 Trial (LIFT-AD)

LIFT-AD

TRIAL MAY PROVIDE PIVOTAL EVIDENCE TO SUPPORT PRODUCT REGISTRATION

POPULATION

LIFT-AD: Target N=~420
mild-to-moderate AD dementia subjects
(55-85 years; CDR 1 and 2; MMSE 14-24 incl.)

Potential Pathways to success:

- Achieves statistical significance on primary endpoint
- Achieves statistical significance on two key secondary endpoints, which may support approval with a single pivotal study

TREATMENT DURATION

26-week randomized, double-blind treatment, + optional 26-week OLEX

- Fosgonimeton (40 mg)
- Fosgonimeton (70 mg)
- Placebo

Randomization (1:1:1)

ENDPOINTS AND TIMELINE

PRIMARY ENDPOINT

- Global Statistical Test (GST) – unbiased composite, fed by data from two key secondaries
- Safety

SECONDARY ENDPOINTS

- Cognition: ADAS-Cog11
- Global clinical change: ADCS CGIC - Clinician
- Function: ADCS-ADL23

TIMELINE

- Complete enrollment expected 3Q22
- Topline data expected 1H23

✓ ***Strong enrollment to-date***

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved.
21

Competitive Strength: Executing on Our Phase 2 Trial in PDD and DLB

PROOF-OF-CONCEPT TRIAL TO UNDERSTAND THE POTENTIAL OF ATH-1017 BEYOND ALZHEIMER'S DISEASE

Shape TRIAL

POPULATION	TREATMENT DURATION	ENDPOINTS AND TIMELINE
N=~75 mild-to-moderate PDD or DLB subjects (MOCA 11-23 at baseline)	26-week randomized, double-blind treatment Fosgonimeton (40 mg) Fosgonimeton (70 mg) Placebo Randomization (1:1:1)	**PRIMARY ENDPOINT** • Global Statistical Test (combining P300 and ADAS-Cog13) • Safety **SECONDARY ENDPOINTS** • P300 Latency • Cognition: ADAS-Cog13 • Global clinical change: ADCS CGIC - Clinician • Function: ADCS-ADL23 • Motor Function: MDS-UPDRS (Exploratory) **TIMELINE** • First patient dosed 1Q22 • Actively enrolling
Potential Pathways to success: • Achieves statistical significance on primary endpoint • Shows trends on either cognition and/or motor function		

✓ ***First patient dosed in Phase 2 SHAPE trial 1Q22***

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 22

3 Competitive Strength: Executed on Our Pipeline by Initiating a Phase 1 Study for ATH-1020

PHYSIOLOGICAL CHANGES IN THE BRAIN AFFECT BEHAVIOR AND EMOTION

Our novel approach is focused on restoring neuronal health and function to repair disruptions in neuronal connectivity found in a variety of neuropsychiatric diseases

- Preclinical data demonstrate **enhancing HGF/MET activity has anti-depressant and anxiolytic effects**[1,2]
- Human clinical trials also show an association between **reduced HGF/MET expression levels and depression/anxiety**[3-7]
- **ATH-1020**
  - A brain-penetrant small molecule positive modulator of HGF/MET
  - Demonstrated improvements in depression and schizophrenia in preclinical animal models
  - Convenient once-daily oral dosing
  - ***Phase 1 first-in-human studies launched, first subject dosed 1Q22***

[1] Isogawa et al, *Neuropsychobiology* 2005
[2] Wakatsuki et al, *Neuropeptides* 2007
[3] Russo, *Biomarker Insights* 2010
[4] Ciuculete et al, *Epigenetics* 2019
[5] Ramsey et al, *PLoS ONE* 2016
[6] Russo, *Proteomic Insights* 2010
[7] Burdick et al, *AM J Psychiatry 2010*

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved.
23

Achievements and Upcoming Milestones RECENT ACHIEVEMENTS LOOKING AHEAD Enrollment completed for Phase 2 ACT-AD trial in Oct    Phase 2 ACT-AD Trial: Topline data expected by 2021 end of 2Q22 Strong enrollment to-date in Phase 3 LIFT-AD trial    Phase 3 LIFT-AD Trial: Open label extension trial underway for ACT-AD and Complete enrollment expected in 3Q22; LIFT-AD Topline data expected 1H23 First patient dosed in Phase 2 SHAPE trial 1Q22    SHAPE enrollment ongoing First subject dosed with first oral molecule, ATH-1020,    Ongoing IND-enabling studies of ATH-1019 in Phase 1 trial as a potential treatment candidate for in peripheral indications neuropsychiatric indications in 1Q22 Continued to strengthen IP portfolio including issuance of fosgonimeton (ATH-1017) US patent Strong balance sheet – cash of $319.7M as of 12/31/21 and no debt © Athira Pharma, Inc. All Rights Reserved. 24

We Are Executing on Our Strategy as Articulated at IPO Strategy at IPO Actions / Accomplishments Advance fosgonimeton (ATH-1017) through clinical Phase 2 ACT-AD, Phase 3 LIFT-AD and open-label development for AD extension progressed Expand the development of fosgonimeton to include Phase 2 SHAPE trial for Parkinson’s initiated additional indications and delivery methods Focus on translational and functional endpoints to efficiently ERP P300 applied to ongoing trials develop product candidates Continue developing additional pipeline programs and utilize Successful IND for oral molecule ATH-1020 and our ATH platform for further drug discovery additional IND-enabling studies Optimize the value of fosgonimeton and other candidates in Continuously expanding IP portfolio major markets © Athira Pharma, Inc. All Rights Reserved. 25

Wall Street Analysts Support Athira's Potential

Analysts see significant upside in Stock Price



$33.00
+ 188%
+ $21.00 vs. Today
$11.44
Stock Price (Current)
Median Analyst Price Target

Large Opportunity Evidenced by Peak Sales Opportunity

Projected Product Sales (Unadjusted)

Analyst	Proj. Sales ($ bn)
Analyst A	$7.3 (2037)
Analyst B	6.4 (2037)
Analyst C	5.5 (2037)
Analyst D	5.4 (2034)
Analyst E	5.2 (2032)
Median	**$5.5**

Selected Commentary

"We view ATHA's approach to treating Alzheimer's disease as **differentiated with the potential to expand to other forms of dementia**, which we believe the market is missing."
- Analyst D, 21-Apr-2022

"**The data we've seen to-date supports a statistically significant benefit on change in P300 latency** in the ACT-AD study, as our assessment of the available P300 data in Alzheimer's disease suggests that the **Phase 1b results were not random, but rather due to drug effect…**"
- Analyst C, 28-Mar-2022

"Underlying our cautiously optimistic view in the backdrop of many failures in the AD space, **Athira has generated promising EEG data** in a small number of Alzheimer's patients…"
- Analyst E, 09-Feb-2022

"We are **confident in Mr. Litton's leadership expertise**, noting his extensive public company leadership, including as Chief Business Officer at Alder Pharmaceuticals."
- Analyst B, 17-Jun-2021

Athira PHARMA

Source: Wall street research and market data as of 22-Apr-2022 Note: Projected sales represent unadjusted product sales.

© Athira Pharma, Inc. All Rights Reserved. 26

Highly Qualified Board with Experience Athira Needs for Pivotal Chapter

Effective and Engaged Board Oversight Executing Successfully Positioning for the Future Navigating Hard Against our Strategy Challenges Directors have the right skills and Actively engaged board: Track record of navigating hard experience needed to support • Guides our highest priority – challenges and fostering Athira at this critical time securing regulatory approval sustainable long-term value for the treatment of Alzheimer’s creation for all shareholders The right board in place to disease (AD) oversee Athira during this pivotal • Oversees pipeline built from chapter our proprietary drug discovery platform © Athira Pharma, Inc. All Rights Reserved. 28

Distinguished Board with Deep Industry, R&D and Commercialization Expertise and Experience

Independent director appointed since Mar. 2021

Relevant Skills & Experience: Clinical Development; Regulatory Approval Process; Drug Commercialization; Finance and Financial Planning; Capital Allocation; Business Development; Legal and Risk Management; Investment Management

Standing for Election



Joseph Edelman (Since May 2020)
- *Current Position:* Founder and CEO, Perceptive Advisors
- *Other Public Boards:* Arya Sciences Acq. Corp V (NASDAQ: ARYE); Arya Sciences Acq. Corp. IV (NASDAQ: ARYD)
- *Selected Investments:* Acerta Pharma, Alnylam Pharmaceuticals (NASDAQ: ALNY), Sarepta Therapeutics (NASDAQ: SRPT)



John Fluke, Jr. (Since Dec. 2014)
- *Current Position:* Founder and Chairman, Fluke Capital Management, L.P.
- *Selected Prior Experience:* Previously on boards of PACCAR Inc. (NASDAQ: PCAR), CellCyte Genetics Corporation, Cell Therapeutics, Primus International, American Seafoods Group



Grant Pickering (Since Jan. 2022)
- *Current Position:* Co-founder, CEO, and director of Vaxcyte, Inc. (NASDAQ: PCVX)
- *Selected Prior Experience:* CEO, Mymetics Corp. (OTC: MYMX); CEO and director, Juvaris BioTherapeutics
- *Other Public Boards:* Vaxcyte, Inc. (NASDAQ: PCVX)

Other Directors



Kelly Romano (Since Dec. 2020)
Chairwoman
- *Current Position:* Founder and CEO, BlueRipple Capital; Operating Partner, AE Industrial Partners
- *Selected Prior Experience:* Leadership positions in operations, business development, M&A and sales & marketing at United Technologies Corp. (NYSE: UTX)[1]
- *Other Public Boards:* UGI (NYSE: UGI); Dorman Products (NASDAQ: DORM)



James Johnson (Since Aug. 2020)
- *Selected Prior Experience:* Former CFO of Nohla Therapeutics; NanoString Technologies (NASDAQ: NSTG); Relypsa (NASDAQ: RLYP); ZymoGenetics (NASDAQ: ZGEN); Targeted Genetics



Mark Litton, M.B.A., Ph.D.
(Since Oct. 2021)
- *Current Position:* President and CEO, Athira
- *Selected Prior Experience:* President and Chief Operating Officer, Alpine Immune Sciences (NASDAQ: ALPN); Co-founder and Chief Business Officer, Alder Biopharmaceuticals (NASDAQ: ALDR); Vice President of Business Development for Celltech Group



Barbara Kosacz (Since Mar. 2021)
- *Current Position:* Chief Operating Officer and General Counsel, Kronos Bio, Inc. (NASDAQ: KRON)
- *Selected Prior Experience:* Partner and Head of the International Life Sciences Practice at Cooley LLP
- *Other Public Boards:* XOMA Corp (NASDAQ: XOMA); Phoenix Biotech Acq. Corp. (NASDAQ: PBAX)



Michael Panzara, M.D., M.P.H. (Since Mar. 2022)
- *Current Position:* Chief Medical Officer and Head of Therapeutics Discovery and Development, Wave Life Sciences (NASDAQ: WVE)
- *Selected Prior Experience:* Head of Multiple Sclerosis, Neurology and Ophthalmology Therapeutic Areas in Global Development, Sanofi Genzyme (ENXTPA: SAN); Vice President and Chief Medical Officer in Neurology, Biogen (NASDAQ: BIIB)

[1] Now Carrier Global, Otis Global and Raytheon Technologies.

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved.
29

Our Highly Qualified Nominees



Joseph Edelman
Director Since: May 2020

- **20+ years of experience** as a highly respected investor and advisor to small- and mid-size biotech companies
- Grew Perceptive Advisors' AUM **from $6 million to approximately $9.5 billion**
- **Track record of success as a board member and investor in many successful biotechnology companies**

Selected Experience

Perceptive Advisors
Paramount Capital Asset Management
Prudential



John M. Fluke, Jr.
Director Since: December 2014

- **40+ years of executive leadership and board experience** at many successful companies
- **Founder and Chairman** of Fluke Capital Management, L.P.
- **Extensive background as an investor in many successful companies**

Selected Experience

PACCAR
CellCyte Genetics
cti BioPharma
Primus International



Grant Pickering
Director Since: January 2022

- **30+ years of experience** across vaccine and immunotherapeutic drug development and commercialization
- Led the **successful formation and financing of multiple platform companies,** including vaccine innovation company Vaxcyte, Inc. (NASDAQ: PCVX), which he co-founded and where he currently serves as CEO
- Appointed to the board in January 2022 after he was **identified to Athira by Mr. Kayne**

Selected Experience

Vaxcyte
Mymetics
Kleiner Perkins
Juvaris

Athira Pharma

© Athira Pharma, Inc. All Rights Reserved. 30

Setting the Facts Straight – The Leen Kawas Investigation • On June 16, 2021, the board determined to place Leen Kawas on temporary leave pending a review of actions stemming from doctoral research that Dr. Kawas conducted while at Washington State University (WSU). The board established an independent special committee to undertake this review. • During the course of its investigation, the special committee, with the assistance of independent outside counsel, determined that Dr. Kawas altered images in her 2011 doctoral dissertation and at least four research papers that she co-authored while she was a graduate student at WSU, and published from 2011 to 2014. • Among its other findings, the special committee found that Athira’s issued U.S. patent claiming ATH-1017, Athira’s lead development candidate, does not cite any paper that the committee found to contain an image altered by Dr. Kawas. • Effective October 18, 2021, Dr. Kawas submitted her resignation as president and chief executive officer of Athira and as a member of the board of directors. • The WSU research misconduct actions are still pending. © Athira Pharma, Inc. All Rights Reserved. 31

Kayne’s Campaign Not in the Best Interest of All Shareholders

Athira Is Well-Positioned to Continue Executing with Strength; Kayne’s Platform Is Misguided Our Plan Kayne’s “Platform” Progressing Phase 2 ACT-AD clinical trial, Phase 3 LIFT-AD clinical No articulated business or operational platform trial and open-label extension trial ƒ» Gain personal representation for Mr. Kayne on the board Capturing opportunity to expand into additional indications including PDD and DLB Slate of directors who do not bring incremental domain expertise that    Ongoing SHAPE enrollment would enhance our already highly qualified board Ongoing IND-enabling studies of ATH-1019 in peripheral indications Replace our current CEO Maintaining strong balance sheet to support clinical programs Pushed for a substantive role for Dr. Kawas (who is now his business through key inflection points partner) Committed to continuing to build on deep industry, R&D and commercialization expertise of board and leadership Strong, experienced management team Athira Pharma, Inc. All Rights Reserved. 33

Athira Has Engaged in Good Faith with Kayne; Kayne Has Rejected Our Attempts to Find Common Ground Ongoing Dialogue with • Athira’s directors have had ongoing dialogue with Kayne, including frequent conversations over the last several Kayne months • Athira has been open to shareholder input, including on directors, and interviewed both Grant Pickering and George Bickerstaff, who were identified by Kayne; the board determined Pickering would be additive and appointed Responsiveness to him to the board at Kayne’s suggestion Shareholders • Additionally, in March 2022 the board appointed Michael Panzara, M.D. who brings over 20 years of biopharmaceutical industry experience developing therapies for neurological disorders • The board remains focused on further expanding its deep industry, R&D and commercialization expertise • Athira has proposed multiple paths forward that would enable the company to avoid a costly, distracting proxy Openness to Negotiated contest Resolution • Mr. Kayne has pushed an agenda to appoint himself to the board and terminate our CEO, and also have us resume a relationship with our former CEO, Dr. Kawas • Kayne is attempting to replace our CEO, which the board believes is not in the best interest of all shareholders Dr. Litton – The Right Person to Lead Athira • Dr. Litton has demonstrated exemplary leadership since joining Athira in July 2019, and is the right person to lead our company forward © Athira Pharma, Inc. All Rights Reserved. 34

Conclusion

Successfully executing strategic drug development priorities for Alzheimer's Disease and other dementias with large patient populations that have significant unmet need and market potential	• Poised to report topline results from Phase 2 ACT-AD study by end of 2Q22 • Expect to complete enrollment for expanded LIFT-AD Phase 3 study by 3Q22, with larger sample size enhancing potential for single pivotal clinical study • Dosed first patient in SHAPE Phase 2 clinical trial of fosgonimeton in Parkinson's disease dementia and Dementia with Lewy bodies in January 2022; positive results from this proof-of-concept trial would strengthen the potential pan dementia utility of fosgonimeton and increase confidence in the mode of action • Launched Phase 1 clinical trial for ATH-1020 • Successful execution reflected in stock price performance – from the day of public announcement that Dr. Kawas resigned and Dr. Litton was appointed CEO (October 21, 2021) through the day that Athira filed its preliminary proxy statement publicly disclosing Mr. Kayne's director nominations (March 25, 2022), our stock price increased by ~32%, while the SPDR S&P Biotech ETF (XBI) index decreased by ~28% over the same period
Strong management team led by CEO Mark Litton with deep industry, R&D and commercialization expertise to drive future shareholder value	• CEO Mark Litton, PhD, MBA has 25+ years experience in the biopharma industry, including C-suite roles at 3 publicly traded companies – Previously served as President and COO of Alpine Immune Sciences. Prior to Alpine, spent 14 years at Alder Biopharmaceuticals, where he was co-founder and Chief Business Officer directly responsible for raising ~$1B in equity capital and led negotiations for numerous corporate alliances with biotech and pharmaceutical companies prior to its sale to Lundbeck for ~$2B • COO Rachel Lenington, MBA has 20+ years of strategic and operational leadership experience in drug development, commercialization and launch • Chief Medical Officer Hans Moebius, MD, PhD, ECPM, FAAN is an internationally recognized expert in neuropsychiatry, with 30+ years of experience in drug R&D and regulatory strategy, and has led several CNS projects to successful approval, including Namenda, the second leading AD therapy worldwide • CFO Glenna Mileson has 25+ years of financial and business management experience at biopharmaceutical and other companies
The right board with diverse and curated skillsets to oversee Athira's growth during pivotal chapter	• Highly qualified, experienced board with the right skills for Athira: clinical development, regulatory approval, commercialization, finance & financial planning, capital allocation, BD, legal & risk management and investment management • Record of systematically and thoughtfully adding experience and expertise, including 2 new independent directors YTD in 2022 and 3 in the past year
Mr. Kayne's self-serving campaign is misguided and detrimental to the interests of all shareholders	• Mr. Kayne has rebuffed multiple attempts by our board to constructively engage in order to avoid a costly, unnecessary proxy contest • Mr. Kayne has pushed an agenda to appoint himself to the board and terminate our CEO, and also have us resume a relationship with our former CEO, Dr. Kawas • Messrs. Kayne and Bickerstaff are generalists; they do not add to the skills that are already well represented on the board

This proxy contest is a needless distraction at a time when Athira should be focused on delivering the results of the Phase 2 ACT-AD study

Athira PHARMA

© Athira Pharma, Inc. All Rights Reserved. 35

Vote “FOR ALL” of Athira’s Extremely Qualified Director Nominees on the WHITE Proxy Card Today